UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2019

Valley National Bancorp

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey		07470
(Address of Principal Executive Offices)		(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	VLY	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2019, Valley National Bancorp (“Valley”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oritani Financial Corp. (“Oritani”), providing for the merger of Oritani with and into Valley, with Valley as the surviving entity (the “Merger”). Immediately following the Merger, Oritani Bank, a New Jersey state-chartered savings bank and wholly-owned subsidiary of Oritani, will merge with and into Valley National Bank, a national banking association and wholly-owned subsidiary of Valley, with Valley National Bank surviving the merger.

Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each share of common stock of Oritani will be converted into 1.60 shares of Valley common stock, subject to the payment of cash in lieu of fractional shares. Outstanding Oritani stock options will be converted into options to acquire Valley common stock with the conversion and exercise price to be adjusted to reflect the exchange ratio. Oritani restricted stock will vest and will be converted into the right to receive, at the effective time of the Merger, the same consideration as holders of Oritani common stock are receiving in the Merger. Kevin J. Lynch, director, Chief Executive Officer and President of Oritani, is expected to be appointed to serve as a director of Valley and Valley National Bank as of the effective time of the Merger.

The Merger Agreement contains representations, warranties, and covenants of Valley and Oritani, including, among others, a covenant that requires (i) each of Valley and Oritani to conduct its business in the ordinary course and consistent with past practice during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) Oritani to not engage in certain kinds of transactions during such period (without the prior written consent of Valley). Oritani has also agreed, subject to certain exceptions generally related to the Board’s evaluation and exercise of its fiduciary duties, to not (i) solicit proposals relating to alternative business combinations or (ii) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combinations.

The Merger Agreement provides certain termination rights for both Valley and Oritani. In the event Valley’s volume-weighted average share price during the 10 trading day period ending on the trading date immediately preceding the date on which the last required approval of a governmental entity is obtained with respect to the Merger has decreased by more than 20% overall and by more than 20% relative to the KBW Nasdaq Regional Banking Index compared to Valley’s volume-weighted average share price during the 10 trading day period ending on the day immediately preceding date of the Merger Agreement, then Oritani may elect to terminate the Merger Agreement unless Valley increases the exchange ratio in accordance with the Agreement. The Merger Agreement further provides that upon termination of the Merger Agreement under certain circumstances Oritani will be obligated to pay Valley a termination fee of $28 million and/or Valley’s reasonable out of pocket expenses up to $1.8 million. If the Merger Agreement is terminated under other certain circumstances, Valley will be obligated to pay Oritani up to $1.8 million of Oritani’s reasonable out of pocket expenses.

Completion of the Merger is subject to various conditions, including (i) receipt of the requisite approval (a) of the Merger by stockholders of Oritani and (b) of the issuance of Valley common stock in the Merger by stockholders of Valley, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the closing, and (iv) effectiveness of the registration statement to be filed by Valley with respect to the capital stock to be issued in the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a stockholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement.

In connection with the execution of the Merger Agreement, all of the directors of Oritani entered into voting agreements (the “Voting Agreement”) with Valley pursuant to which such individuals, in their capacities as stockholders, have agreed, among other things, to vote their respective shares of Oritani common stock in favor of the approval of the Merger Agreement and the Merger.

The foregoing description of the Merger Agreement and the Voting Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1, and the form of Voting Agreement, which is included as Exhibit 10.1, both of which are incorporated herein by reference.

Forward-Looking Statement

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to those regarding the proposed Merger. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the Merger or to satisfy other conditions to the Merger on the proposed terms and within the proposed timeframe including, without limitation, delays in closing the Merger; the inability to realize expected cost savings and synergies from the Merger in amounts or in the timeframe anticipated; changes in the estimates of non-recurring charges; the diversion of management’s time on issues relating to the Merger; costs or difficulties relating to Oritani integration matters might be greater than expected; changes in the stock price of Valley from the date of the Merger announcement to the closing date; material adverse changes in Valley’s or Oritani’s operations or earnings; the inability to retain customers and qualified employees of Oritani; the inability to prepay $635 million of higher cost FHLB borrowings in conjunction with the Merger; developments in the DC Solar bankruptcy and federal investigations that could require the recognition of additional tax provision charges related to uncertain tax liability positions; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; and weakness or a decline in the U.S. economy, in particular in New Jersey, the New York Metropolitan area (including Long Island), Florida and Alabama, or an unexpected decline in commercial real estate values within our market areas; as well as the risk factors set forth in Valley’s Annual Report on Form 10-K for the year ended December 31, 2018. Valley assumes no obligation for updating any such forward-looking statement at any time.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of June 25, 2019, between Valley National Bancorp and Oritani Financial Corp.

10.1	Form of Voting Agreement.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 25, 2019, between Valley National Bancorp and Oritani Financial Corp.

10.1	Form of Voting Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2019	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Senior Executive Vice President and Chief Financial Officer